Exhibit 99.1

Executive Bonus Plan (EBP)

1.                                      PLAN OBJECTIVE

The Executive Bonus Plan (“EBP” or “the Plan”) has been designed to reward and stimulate the effort of certain key employees of CB Richard Ellis (“CBRE” or “the Company”) toward successful attainment of the Company’s goals by directly tying the Participant’s compensation to Company and individual results achieved.   The EBP is also designed to:

(a)                                  Provide competitive compensation opportunities for key executive employees; and

(b)                                 Assist in retaining and attracting key employees for CBRE.

2.                                      EFFECTIVE DATE AND PLAN YEAR

The EBP shall be effective January 1, 2002 and supercedes and replaces, in total, all prior versions of this Plan or any other bonus guarantees.  A “Plan Year” starts on January 1 and ends December 31 of the same year.  This amended Plan shall be effective January 1, 2005.

3.                                      PLAN ADMINISTRATION

Human Resources will review Plan participation, overall payment of Awards, and determine, on an annual basis, any EBP changes, eligibility criteria, and participation.  Final review and approval of the Plan will be made by the President and Chief Executive Officer of CBRE.

4.                                      ELIGIBILITY

4.1                                 To be eligible for to participate in the EBP and to receive bonus awards (“Awards”) pursuant to the terms and conditions of the Plan, eligible employees (“Participants”), usually the top 1-2% of the companies leadership, must be (i) designated and approved as a Participant by the Chief Executive Officer and President each year; and (ii) communicated to Human Resources on the Bonus Participation Request Form.

4.2                                 Participation for a Participant begins the first day of employment or the effective date of an employee’s eligibility to participate in the EBP.   Eligibility for the Plan does not guarantee payment of an Award, since payment is dependent upon earning the Award and the other provisions of the EBP, including both individual and Company performance.

4.3                                 Employees who participate in any other Company bonus plan, including without limitation the PRP or the LMA, and employees who are paid on a commission basis or participate in the bonus plan for commissioned salespersons are not eligible to participate in the EBP, unless approved by the Chief Operating Officer.

4.4                                 Participants who transfer to a new position or become eligible to participate during a Plan Year are eligible for an Award as follows:

(a)                                  Employees who transfer to a new position that is not currently eligible for the Plan will receive a prorated Award based on the number of full calendar months worked in the eligible position during the Plan Year.

(b)                                 Employees who transfer or are promoted to another position and remain eligible for a bonus plan will receive a prorated Award for each position based on the number of full months worked in each position during the Plan Year.  Awards will be based on the number of full months an employee worked in each position and the applicable Target Awards and ratings for each position.

4.5                                 If the employment status of a Participant changes prior to the Payment Date, eligibility for an Award will depend on the reason for the status change:

(a)                                  Resignation or termination for any reason: Awards are forfeited on resignation or termination for cause before the Payment Date.

(b)                                 Retirement: If a Participant retires under the Company retirement plan (currently age 55 or older with at least 15 years of service or 65 years of age with at least 10 years of service) and participated in the Plan for at least six months of the Plan Year, the Award may be prorated based on the number of full months of participation in the Plan Year.  The prorated Award will be paid at the time Awards are paid to all Participants.  If participation in the Plan is less then six months during the Plan Year, the employee is not eligible for an Award for that Plan Year.

(c)                                  Death or disability: The Award for Participants who died or became disabled during a Plan Year will be prorated based on the number of full months of participation in the Plan Year.  The Award will be paid at the time other Awards and bonuses are paid to all Participants.  A Participant will be considered “disabled” if the Participant is disabled as defined under the provisions of the Long-Term Disability Plan.  For a Participant who died prior to the Payment Date, the Award will be paid to the Participant’s beneficiary as designated in the Participant’s group term life insurance.

4.6                                 Eligibility for participation in the EBP and receipt of Awards pursuant to the terms and conditions of the Plan will be limited to those employees whose position affords the opportunity to materially affect the Company’s overall profitability.

5.                                      DISCRETIONARY COMPANY THRESHOLDS

 Awards may not be paid to any Participant if the Company fails to achieve the Discretionary Company Thresholds as determined and set by the Company.  The Discretionary Company Thresholds may be set and/or amended by the Company at its sole discretion at any time during the Plan Year and up to the date of payment of the Awards under the Plan.  The

Company will communicate the Discretionary Company Thresholds to Participants from time to time, but no later than the date on which the Awards are paid.

6.                                      WHEN ARE AWARDS EARNED, CALCULATED AND PAID

6.1                                 Awards are earned by performance during the Plan Year and by remaining employed by the Company through the date Awards are paid.

6.2                                 Subject to management’s final approval of the Awards, Awards will be paid on or before March 15 following the end of the fiscal year, but not before the completion of the Company’s audit, usually in late February (“Payment Date”).

6.3                                 If a Participant’s employment terminates prior to the Payment Date, the award is forfeited, unless the termination is caused by retirement, death or disability, in which case the Award would be pro-rated as set forth above.

6.4                                 It is intended that all Awards earned will be paid in cash.  However, the Company reserves the right to distribute common stock in the Company or other non-cash forms of compensation in lieu of cash in the event economic circumstances dictate such action.

6.5                                 Federal and state income taxes and other required taxes will be deducted from bonuses.

7.                                      MAXIMUM ANNUAL BONUSES

Total bonuses payable for all Plans (including without limitation CEO Awards, EBP, PRP, SMBP, and ARP) are limited to a maximum of twenty-five (25%) of the Company’s pre-tax, pre-bonus profitability.  If the total bonuses estimated to be paid are greater than 25%, then the Company will adjust actual bonuses paid to meet the 25% limit.

8.                                      CEO AWARDS

Exceptional achievement by a Participant may be rewarded with a supplemental discretionary award, referred to as the CEO’s Award.  CEO Awards may be authorized by the CEO in cases of exceptional and exceedingly deserving circumstances.

9.                                      AWARD CALCULATION

9.1                                 Employees are eligible for an Award each Plan Year, based on the weighting of three factors: (1) the profitability of CB Richard Ellis, (2) performance of the individual operating unit, and (3) individual performance.

(a)                                  Each Participant will have a “Target Award” set by the Company by March 1 of each Plan Year.  For new hires or newly eligible Participants (whether by transfer or promotion), the Target Award must be set within sixty (60) days of eligibility for the Plan.  Non-submission of Target Award will make the Participant ineligible for an Award.  The Target Award will be based on a Participant’s position and that position’s potential contribution to the Company (job position ranking).

(b)                                 Profitability targets for the Company, each Line of Business (“LOB”), and individual performance priorities will be established at the beginning of a Plan Year for each bonus Participant in order to measure the Participant’s performance at the end of the Plan Year.  Each of the three factors is weighted based on the individual’s position with the total of the weightings equaling 100%.

9.2                                 Performance Priorities:

(a)                                  Employees eligible to participate in the EBP must have measurable performance objectives, goals, priorities and targets (“Performance Priorities”) set by the Company by March 1 of each Plan Year.

(b)                                 For new hires or newly eligible Participants (whether by transfer or promotion), the Performance Priorities must be set within sixty (60) days of eligibility for the Plan.

(c)                                  Non-submission of Performance Priorities will make the Participant ineligible for an Award.

(d)                                 The Performance Priorities will express important Company objectives in each Participant’s area of responsibility and will take into account such considerations as the difficulty of achieving the task and the potential for significantly exceeding or falling short of the Performance Priority due to economic conditions.

(e)                                  Performance Priorities will be established so that 100% achievement would be a truly outstanding performance, which, while achievable, should represents the exception.

(f)                                  Each Participant will have a minimum of three and a maximum of six personal Performance Priorities.  The Performance Priorities will be in writing and each will be individually weighted through agreement with the Participant’s Manager.

9.3                                 At the end of the Plan Year, each of the three factors is calculated as follows:

(a)                                  If Discretionary Company Thresholds are not met, no Award will be paid.

(b)                                 Company performance is measured against the target set by the Board’s Compensation Committee at the start of the year, with the factor established as follows:

Performance Measure	Adjustment Factor	Example
0 - 70% of target	0	= 0% factor
70% - 100% of target	3.3x for every 1% over 70% up to 100%	90% of target = 66% Adjustment Factor
100% - 200% of target	100% plus 2.0x for every 1% over 100% up to an additional 100%	120% of target = 140% Adjustment Factor

(c)                                  LOB performance is measured against the target set by Management at the start of the year with the same adjustments as set out in 1.b) above.

(d)                                 Personal performance is measured against the Performance Priorities and the percentage of performance is calculated.  Maximum of 25% can be contingent on personal performance.

(e)                                  A supplemental plan exhibit will be attached outlining the parameters of each participant’s individual Company and LOB measurement.

9.4                                 The actual amount of the Award is determined by multiplying each performance factor, as adjusted in 1 above, by the percentage weighting assigned to it for the individual involved and then adding the percentages up.  The total percentage is then multiplied by the individual’s Target Bonus to determine the amount of the Award payable for the Plan Year.  Notwithstanding the above calculations, the final Award shall not exceed two hundred percent (200%) of the Target Bonus.

9.5                                 Attached hereto as Exhibit “1” is an example, for illustrative purposes only, of the method of calculating the Award.

10.                               SUSPENSION OF THE PLAN

The Company reserves the right at any time prior to payment of the Awards to review, interpret, alter, amend, or terminate (discontinue) – with or without notice – the Executive Bonus Plan, including, without limitation, the calculation and method of and eligibility for Award payments.  This Plan does not constitute a contract of employment (express or implied) and cannot be relied upon as such.  This Plan does not alter the at will employment relationship between the Company and the Plan Participants.

EXHIBIT “1”

AWARD CALCULATION EXAMPLE

The following example of the Award calculation is not intended to be exhaustive, but rather an illustration of the methodology to be used to calculate the Participant’s Award.

TARGET:	$100,000
COMPANY RESULTS:	85%
Divisional Results:	90%
PERSONAL RESULTS:	100%

	Bonus Weighting	Proportion Earned	Bonus Achievement	Payout
Company	30.00%	49.50%	14.85%
Division	45.00%	66.00%	29.70%
Personal	25.00%	100.00%	25.00%
Total	100%		69.55%	$69,550

Each manager and Participant determines bonus weighting

Proportion Earned is calculated using the grid in pay out Provisions #1

Result is 85%

100% - 85% = 15% * 3.3 (adjustment Factor) = 49.50%

Bonus Weighting is multiplied by Proportion Earned. All Bonus Achievement Percentages are totaled. The total bonus achievement is multiplied against the target to obtain the pay out.

EXHIBIT “2”

Bonus Flow Chart